Exhibit 10.9

[Form of Annual Award Agreement for use beginning March 2024]

Grant Details

Participant Name:	[ ]
Employee Number:	[ ]
Grant Type:	Options (NQ)
Grant Date:	[ ]
Expiration Date:	[ ]
Exercise Price:	[ ]
Total Awarded:	[ ]

Vest Schedule – Options (NQ):
Vest Date	Vest Quantity
April 1, [ ]	[ ]
April 1, [ ]	[ ]
April 1, [ ]	[ ]
April 1, [ ]	[ ]

DOLLAR GENERAL CORPORATION

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (including any applicable appendix hereto, this “Agreement”), dated as of the date indicated (the “Grant Date”) on the Grant Details page (as defined below) above, is made by and between Dollar General Corporation, a Tennessee corporation (hereinafter referred to as the “Company”), and the individual whose name is indicated on the Grant Details page, who is an employee of the Company or a Subsidiary of the Company who the Committee (as defined below) has determined to be a Key Employee (hereinafter referred to as the “Optionee”). Any capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in the Dollar General Corporation 2021 Stock Incentive Plan, as such Plan may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the [Compensation and Human Capital Management] Committee (or a duly authorized subcommittee thereof) of the Board of the Company appointed to administer the Plan (the “Committee”) or the Board of the Company has determined that it would be to the advantage and in the best interests of the Company and its shareholders to grant the nonqualified Option provided for herein to the Optionee, and has advised the Company thereof and instructed the undersigned officer to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

 DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.Cause

“Cause” shall mean (a) “Cause” as such term may be defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries that is in effect at the time of termination of employment; or (b) if there is no such employment agreement in effect, “Cause” as such term may be defined in any change-in-control agreement between the Optionee and the Company or any of its Subsidiaries that is in effect at the time of termination of employment; or (c) if there is no such employment or change-in-control agreement, with respect to the Optionee: (i) any act of the Optionee involving fraud or dishonesty, or any willful failure to perform reasonable duties assigned to the Optionee; (ii) any material breach by the Optionee of any securities or other law or regulation or any Company policy governing trading or dealing with stock, securities, public debt instruments, bonds, investments or the like or with inappropriate disclosure or “tipping” relating to any stock, securities, public debt instruments, bonds, investments or the like; (iii) any material or substantive violation of the Company’s Code of Business Conduct and Ethics (or the equivalent code in place at the time) or any violation of the Company’s policies and procedures related to asset protection controls and other protocols; (iv) other than as required by law, the carrying out by the Optionee of any activity, or the Optionee making any public statement, which prejudices or reduces the good name and standing of the Company or any of its subsidiaries or affiliates or would bring any one of these into public contempt or ridicule; (v) attendance by the Optionee at work in a state of intoxication or the Optionee otherwise being found in possession at the Optionee’s place of work or on any Company property of any prohibited drug or substance, possession of which would amount to a criminal offense, or any other violation of the Company’s drug and alcohol policy; (vi) any assault or other act of violence by the Optionee; or (vii) conviction of or a plea of guilty or nolo contendre by the Optionee to (A) any felony whatsoever or (B) any misdemeanor that would preclude employment by the Company or any Subsidiary that employs the Optionee under the Company’s or any such Subsidiary’s hiring policy.

Section 1.2.Delegee

“Delegee” shall mean any Committee member or members, officer of the Company or any other person or persons to whom the Committee or an officer has delegated any of its authority or duties under the Plan; provided, however, that no such delegation shall give non-Committee members authority with respect to non-ministerial actions under the Plan that affect individuals who are subject to the reporting and other provisions of Section 16 of the Exchange Act or any successor provision.

Section 1.3.Disability Termination

“Disability Termination” shall mean the Optionee’s employment with the Company and all Subsidiaries is involuntarily terminated by the Company or any Subsidiary that employs the Optionee other than with Cause at a time when the Optionee is eligible for and receiving benefits under the Company’s long-term disability plan.

Section 1.4.Good Reason

“Good Reason” shall mean (a) “Good Reason” as such term may be defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries that is in effect at the time of termination of employment; or (b) if there is no such employment agreement in effect, “Good Reason” as such term may be defined in any change-in-control agreement between the Optionee and the Company or any of its Subsidiaries that is in effect at the time of the termination of employment; or (c) if there is no such employment or change-in-control agreement, with respect to the Optionee: (i) without the Optionee’s written consent, a material diminution in the Optionee’s base salary unless such action is in connection with across-the-board base salary reductions affecting 100 percent of employees of the Company or its Subsidiaries at the same grade level; or (ii) without the Optionee’s written consent, a material diminution in the Optionee’s authority, duties or responsibilities. To qualify as a termination due to Good Reason under this Agreement, the Optionee must have provided written notice to the Company in accordance with Section 5.3 of this Agreement of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and must have given the Company or any Subsidiary that employs the Optionee at least thirty (30) days from receipt of such notice to cure the condition constituting Good Reason. Such termination of employment must have become effective no later than one year after the initial existence of the condition constituting Good Reason.

Section 1.5.Grant Details Page

“Grant Details page” shall mean the Grant Details page attached to the front of this Agreement that indicates, among other things, the Grant Date, the name of the Optionee, the Exercise Price and the aggregate number of Shares for which the Option is exercisable, all of which information is hereby incorporated by reference and made a part of this Agreement.

Section 1.6.Option

“Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares indicated on the Grant Details page.

Section 1.7.Qualifying Termination

“Qualifying Termination” shall mean, except as provided otherwise in this Section 1.7, the Optionee’s employment with the Company and all Subsidiaries is involuntarily terminated by the Company or any Subsidiary that employs the Optionee other than with Cause or terminated by the Optionee for Good Reason other than when Cause to terminate exists, in each case within two (2) years following a Change in Control. In no event shall a Qualifying Termination include the Retirement, death, Disability Termination or any other termination of the Optionee not specifically covered by the preceding sentence.

Section 1.8.Retirement

“Retirement” shall mean the voluntary termination of the Optionee’s employment with the Company and all Subsidiaries on or after (a) reaching the minimum age of fifty-five (55) and (b) achieving five (5) consecutive years of service; provided, however, that the sum of the Optionee’s age plus years of service (counting whole years only) must equal at least sixty-five (65) and provided further that there is no basis for the Company or any Subsidiary that employs the Optionee to terminate the Optionee with Cause at the time of the Optionee’s voluntary termination.

ARTICLE II

 GRANT OF OPTION

Section 2.1.Grant of Option

For good and valuable consideration, on and as of the Grant Date the Company irrevocably grants to the Optionee the Option on the terms and conditions set forth in this Agreement.

Section 2.2.Exercise Price

Subject to Section 2.4, the exercise price of the Shares covered by the Option (the “Exercise Price”) shall be as indicated on the Grant Details page, which shall be the Fair Market Value on the Grant Date.

Section 2.3.No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time and for any reason whatsoever, with or without Cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company or any Subsidiary that employs the Optionee or offer letter provided by the Company or any Subsidiary that employs the Optionee to the Optionee.

Section 2.4.Adjustments to Option

The Option shall be subject to the adjustment provisions of Sections 8 and 9 of the Plan, provided, however, that in the event of the payment of an extraordinary dividend by the Company to its shareholders: the Exercise Price of the Option shall be reduced by the amount of the dividend paid, but only to the extent the Committee determines it is permitted under applicable tax laws and it does not have adverse tax consequences to the Optionee under Section 409A of the Code; and, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Optionee, then the Company shall pay to the Optionee a cash payment, on a per Share basis, equal to the balance of the amount of the dividend not permitted to be applied to reduce the Exercise Price of the applicable Option as follows: (a) for each Share subject to a vested Option, immediately upon the date of such dividend payment; and (b) for each Share subject to an unvested Option, on the date on which such Option becomes vested and exercisable with respect to such Share.

ARTICLE III

 PERIOD OF EXERCISABILITY

Section 3.1.Commencement of Exercisability

(a)Except as otherwise provided in Section 3.1(b), (c) or (d) below, so long as the Optionee continues to be employed by the Company or a Subsidiary, the Option shall become vested and exercisable with respect to [twenty-five percent (25%)] of the Shares subject to the Option on [each April 1 of the four (4) fiscal years following the fiscal year in which the Grant Date occurs] (each such date, a “Vesting Date”). To the extent this vesting schedule results in the vesting of fractional Shares, the fractional Shares shall be combined into one Share and be exercisable on the earliest Vesting Date.

(b)Notwithstanding Section 3.1(a) above, upon the earliest occurrence of (i) the Optionee’s death, or (ii) the Optionee’s Disability Termination, the Option shall become immediately vested and exercisable with respect to one hundred percent (100%) of the Shares subject to the unvested Option immediately prior to such event (but only to the extent the Option has not otherwise terminated, been forfeited or become exercisable).

(c)Notwithstanding Section 3.1(a) above, in the event the Optionee experiences a Qualifying Termination, the Option shall become immediately vested and exercisable on the date of such Qualifying Termination with respect to one hundred percent (100%) of the Shares subject to the unvested Option (but only to the extent the Option has not otherwise terminated, been forfeited or become exercisable).

(d)Notwithstanding Section 3.1(a) above, in the event of the Optionee’s Retirement, that portion of the Option that would have become vested and exercisable within the one (1) year period following the Optionee’s Retirement date if the Optionee had remained employed with the Company or a Subsidiary shall remain outstanding following the Optionee’s Retirement date and shall become vested and exercisable on the April 1 that falls within the one (1) year period following the Optionee’s Retirement date (but only to the extent such portion of the Option has not otherwise terminated, been forfeited or become exercisable); provided, however, that if during such one (1) year period the Optionee dies, such portion of the Option shall instead become immediately vested and exercisable (but only to the extent such portion of the Option has not otherwise terminated, been forfeited or become exercisable) upon such death.

(e)No Option shall become vested or exercisable as to any additional Shares following the Optionee’s termination of employment for any reason, and any portion of the Option which is unexercisable as of the Optionee’s termination of employment shall immediately terminate and be forfeited without payment therefor, in each case except as otherwise provided in Section 3.1(b), (c) or (d) above.

Section 3.2.Expiration of Option

The Optionee may not exercise the Option to any extent after the first to occur of the following events:

(a)The [tenth] anniversary of the Grant Date;

(b)The [fifth] anniversary of the date of the Optionee’s termination of employment with the Company and all Subsidiaries by reason of Retirement;

(c)The [first] anniversary of the date of the Optionee’s termination of employment with the Company and all Subsidiaries by reason of death or due to a Disability Termination;

(d)The [third] anniversary of the date of the Optionee’s Qualifying Termination;

(e)[Ninety (90) days] after the date of the Optionee’s involuntary termination of employment by the Company and all Subsidiaries without Cause that is not a Disability Termination or a Qualifying Termination;

(f)[Ninety (90) days] after the date of the Optionee’s voluntary termination of employment with the Company and all Subsidiaries by the Optionee that is not a Qualifying Termination or  Retirement;

(g)Immediately upon the date of the Optionee’s termination of employment by the Company and all Subsidiaries with Cause; or

(h)At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan.

ARTICLE IV

 EXERCISE OF OPTION

Section 4.1.Person Eligible to Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2: (a) during the lifetime of the Optionee, only by the Optionee (or his or her duly authorized legal representative or guardian appointed for or by the Optionee) and (b) after the death of the Optionee,  only by the Optionee’s legatees, personal representatives or distributees.

Section 4.2.Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.

Section 4.3.Manner of Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised from time to time solely by delivering through the electronic or telephonic system maintained by the third party designated by the Committee (or its Delegee) to administer the Plan (the “Stock Plan Award Administrator”) (or such other method approved by the Committee (or its Delegee)) all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)Written notice from the Optionee or the other person then entitled to exercise the Option or portion thereof, stating the number of Shares with respect to which the Option is being exercised, in such form as the Committee (or its Delegee) shall establish;

(b)Full payment of the Exercise Price for the number of Shares with respect to which the Option is being exercised (i) in cash, (ii) by surrendering Shares (valued at Fair Market Value on the date of exercise) owned by the Optionee, (iii) by withholding Shares (valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option, (iv) by broker-assisted exercise (in accordance with rules established by the Committee or its Delegee), or (v) a combination of any of the above methods, in each case unless determined otherwise by the Committee (or its Delegee), in accordance with applicable law and the requirements established by the Committee (or its Delegee) from time to time;

(c)Full payment to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised, unless otherwise determined by the Committee (or its Delegee), in similar methods as provided in Section 4.3(b) and in accordance with applicable law and the requirements established by the Committee (or its Delegee) from time to time;

(d)A bona fide written representation and agreement, in a form satisfactory to the Committee (or its Delegee), signed or acknowledged by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee (or its Delegee) may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

 (e)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee (or its Delegee) may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Act, and may issue stop-transfer orders covering such Shares. The Committee (or its Delegee) may cause a legend or legends to be placed on any Share certificates evidencing Shares issued on exercise of the Option, or if such Shares are issued in book-entry or electronic form, otherwise denote such Shares, to make appropriate reference to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such Shares.

For purposes of this Section 4.3, a written notice includes notice submitted through the electronic or telephonic system maintained by the Stock Plan Award Administrator or through other means pursuant to procedures approved by the Committee (or its Delegee), and a representation or agreement is considered acknowledged if it is signed or submitted electronically or telephonically in accordance with approved procedures and such electronic or telephonic acknowledgement will have the same force and effect as a manual signature.

Notwithstanding the above, the Committee (or its Delegee) may approve alternative procedures for exercise and for payment of the related exercise price and withholding amounts provided such alternative procedures are established in writing prior to the date of exercise.

Section 4.4.Conditions to Issuance of Stock Certificates

The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased (if certificated), or to register the issuance of such Shares on its books and records (if not certificated), upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)The obtaining of approval or other clearance from any state or federal governmental agency which the Committee (or its Delegee) shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)The lapse of such reasonable period of time following the exercise of the Option as the Committee (or its Delegee) may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5.Rights as Shareholder

Except as otherwise provided in Section 2.4 of this Agreement, the Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to the Optionee (or book entry representing such Shares has been made with the appropriate registered book-entry custodian).

ARTICLE V

 MISCELLANEOUS

Section 5.1.Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, this Agreement and the Option as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.Option Not Transferable

Neither the Option nor any interest or right therein or part thereof (a) shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or (b) shall be subject in any manner to disposition by transfer, alienation, anticipation sale, pledge, encumbrance, hypothecation, assignment, charge or any other means whether any such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or other transfers authorized in limited circumstances by the Committee (or its Delegee).

Section 5.3.Notices

Except as otherwise provided in Section 4.3, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel or his or her designee, and any notice to be given to the Optionee shall be addressed to the Optionee at the last address of the Optionee known to the Company unless otherwise directed by the Optionee. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for the provision of notices under this Agreement. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.3. Except for notice under Section 4.3, any notice shall have been deemed duly given when (a) delivered in person; (b) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; or (c) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

Section 5.4. Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.Applicability of the Plan

The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan to the extent applicable to an Option and Shares; provided, however, that the provisions in Section 10(c) of the Plan applicable to termination of employment, including the provisions related to a “separation from service,” shall not apply to this Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.6.Amendment

This Agreement may only be amended pursuant to Section 10 of the Plan.

Section 5.7.Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. This Agreement and the Option are subject to all present and future applicable provisions of the Code. If any provision of this Agreement conflicts with any such Code provision, the Committee shall modify this Agreement so as to comply, or if for any reason modification cannot be made, that provision of this Agreement shall be void and of no effect.

Section 5.8.Arbitration

Unless a dispute between the Company and the Optionee (referred to in this section as the “Parties”) under this Agreement is excluded from being determined by arbitration under applicable law (see below), any dispute among the Parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, shall be finally, exclusively and conclusively settled by mandatory arbitration and be further subject to the following provisions:

(a)The arbitration will be filed with the American Arbitration Association (“AAA”).  The arbitration will be conducted by a single arbitrator and will be subject to the Federal Rules of Procedure and Evidence. AAA’s Employment Arbitration Rules and Mediation Procedures will only apply if not inconsistent with the Federal Rules of Procedure and Evidence;

(b)The arbitration will be conducted within the time or limitations period required by the asserted claim(s).  In addition, any administrative prerequisites associated with the asserted claim(s) (e.g., notices, filing of administrative charges, or obtaining “right to sue” notices from government agencies) must be satisfied;

(c)The arbitration shall take place in Nashville, Tennessee, unless otherwise mutually agreed by the Parties;

(d)The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. (the “FAA”);

(e)The Parties waive any and all rights to a judge or jury trial and/or administrative hearing of their disputes and agree to resolve such disputes only through final and binding individual arbitration to the fullest extent permitted by applicable law;

(f)Disputes excluded (“Excluded Disputes”) from arbitration under this Section include: (i) claims for workers’ compensation, state disability insurance, unemployment insurance benefits, or other health or welfare benefits under government-administered programs; (ii) claims constituting sexual harassment or sexual assault disputes as defined by the FAA; (iii) claims for which this provision would be invalid or prohibited as a matter of federal law, or state local law that is not preempted by federal law; (iv) disputes that may not be subject to a pre-dispute arbitration agreement as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203); (v) claims which are legally prohibited from being adjudicated in arbitration; (vi) disputes arising or related to the applicability, interpretation, enforceability, scope and/or severability of this Section, including whether such provisions are governed by the FAA, which must be decided only by a court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee; and (vii) any disputes as to whether any claims or disputes are Excluded Disputes, which must be decided only by a court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee.

(g) The Parties agree and stipulate that (i) all claims that relate to a sexual harassment or sexual assault dispute, as defined in the FAA, shall be filed (or if not filed as, severed into) a separate case from all other claims; (ii) those claims that do not relate to a sexual harassment or sexual assault dispute and are subject to arbitration under this Section shall be governed by and proceed with individual arbitration, it being the express intent of the Parties to allow for individual arbitration of claims to the maximum extent possible; and (iii) if a Party brings claims subject to arbitration and claims that are not subject to arbitration, the latter shall be stayed until the former are fully arbitrated;

(h) The decision of the arbitrator shall be final and binding upon all Parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court of competent jurisdiction in Davidson County, Tennessee, or a district court in the U.S. District for the Middle District of Tennessee;

(i)Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator, and each Party shall bear an equal portion of the arbitrator’s and arbitral forum’s fees.

Section 5.9.Clawback

As a condition of receiving the Option, the Optionee acknowledges and agrees that the Optionee’s rights, payments, and benefits with respect to the Option shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any rule or regulation of the Securities and Exchange Commission or by any applicable national exchange, or by any other applicable law, rule or regulation or as set forth in a separate “clawback” or recoupment policy as may be adopted from time to time by the Board or the Committee, including but not limited to the Company’s Amended and Restated Incentive Compensation Recovery Policy (as may be amended or replaced from time to time) (collectively, the “Clawback Requirement”), and the Optionee agrees to abide by any such Clawback Requirement. In the event the Optionee no longer owns the Shares issued upon exercise of the Option at the time of required recoupment, the Optionee agrees to the recoupment of cash equal to the Fair Market Value of the Shares on the date the Shares were sold. To the extent allowed by state and federal law and as determined by the Board or the Committee, the Optionee agrees that such recoupment may, in the discretion of the Committee, be accomplished by withholding of future compensation, including but not limited to base salary to the extent permitted by law, to be paid to the Optionee by the Company or the Subsidiary that employs the Optionee.

Section 5.10.Consent to Electronic Delivery

The Optionee hereby consents to and agrees to electronic delivery of this Agreement, the Shares, Plan documents, proxy materials, annual reports and other related documents. The Committee (or its Delegee) has established procedures for electronic delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan and this Agreement). The Optionee hereby consents to such procedures and agrees that his or her electronic acceptance is the same as, and shall have the same force and effect as, his or her manual signature. The Optionee hereby consents and agrees that any such procedures and delivery may be effected by a third party designated by the Committee (or its Delegee) to provide administrative services related to the Plan.

Section 5.11.Option and Agreement Acceptance

The Optionee must accept the Option and this Agreement through the electronic system maintained by the Stock Plan Award Administrator or by other electronic or manual means acceptable to the Committee (or its Delegee) in its sole discretion no later than sixty (60) days after the Grant Date (or such later date as the Committee (or its Delegee) may accept). If the Optionee does not timely accept, or if the Optionee declines, the Option, the Option will be canceled ab initio and the Optionee will not be entitled to any benefits from the Option nor any compensation or benefits in lieu of the canceled award.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Company.

DOLLAR GENERAL CORPORATION

By:

Name:

Title:

ADDRESS:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072

HONG KONG APPENDIX

Restriction on Sale.  In the event Shares are issued to the Optionee within six (6) months of the Grant Date, the Optionee agrees that he or she will not dispose of any such Shares in a manner which amounts to an offer for sale to the Hong Kong public prior to the six (6)-month anniversary of the Grant Date.

Securities Law Information.  Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee should exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this document, the Optionee should obtain independent professional advice. Neither the grant of the Option nor the issuance of Shares upon exercise of the Option constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, the Plan and other incidental communication materials distributed in connection with the Option (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.

MEXICO APPENDIX

Acknowledgment.  By participating in the Plan, the Optionee acknowledges that the Optionee has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan.  The Optionee further acknowledges that (i) the Optionee’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Optionee’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) the Optionee’s participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying Shares.

Labor Law Policy and Acknowledgment.  By participating in the Plan, the Optionee expressly recognizes that the Company, with its principal executive offices at 100 Mission Ridge, Goodlettsville, Tennessee 37072, U.S.A., is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis.  Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that the Optionee may derive from participation in the Plan do not establish any rights between the Optionee and the Subsidiary employing the Optionee (the “Employer”), and do not form part of the employment conditions and/or benefits provided by the Employer, and that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Employer.

The Optionee further understands that the Optionee’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company.  Therefore, the Company reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.

Finally, the Optionee hereby declares that the Optionee does not reserve to the Optionee any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Securities Law Information. The Option offered under the Plan and the Shares underlying the Option have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to the Optionee only because of his or her existing relationship with the Company and its Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or a Subsidiary, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.